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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement of Merisel, Inc. on Form S-4 of our report dated April 14, 1997, incorporated by reference from the Annual Report on Form 10-K of Merisel, Inc. for the Year Ended December 31, 1996, and to the use of our report dated April 14, 1997 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                           /s/ DELOITTE & TOUCHE LLP


Los Angeles, California

May 15, 1997